EXHIBIT 10.11 - METALDYNE CORPORATION VOLUNTARY STOCK OPTION EXCHANGE PROGRAM
OFFER SUMMARY

                              METALDYNE CORPORATION
                     VOLUNTARY STOCK OPTION EXCHANGE PROGRAM
                                  OFFER SUMMARY

BACKGROUND

The principal purpose of the Metaldyne Corporation 2001 Long Term Equity
Incentive Plan (the "Plan") is to advance the interests of the Company by providing a means to attract, retain and motivate employees upon whose judgment, initiative and efforts the continued success, growth and development of the
Company is dependent. The Board of Directors of the Metaldyne Corporation (the
"Company") has determined that the principal purpose of the Plan will not be achieved if these employees continue to hold stock options with exercise prices above the current fair market value of the Company's common stock. As a result, the Board of Directors approved this Voluntary Stock Option Exchange Program
(the "Program") in order to further the purposes of the Plan while balancing accounting, cash flow and equity dilution considerations.

THE OFFER

The Company is offering eligible employees the opportunity to participate in the
Program and exchange all of their outstanding options to purchase shares of the
Company's common stock granted under the Plan for new stock options (the "New
Options") and restricted stock units (the "RSUs") to be granted under the Plan.
The Company is making this offer upon the terms and conditions described in this
Offer Summary, the Company's Prospectus relating to the Plan attached as Exhibit
A, and the Election Form attached as Exhibit B (which together constitute the
"Offer"). Participation in the Program is completely voluntary. If you choose to decline the Offer, your existing options will remain outstanding until you exercise them or they expire by their terms.

The Offer will expire at 5 p.m., Eastern Time, on January 14, 2004. Should you
decide to tender your options, the Company must receive a properly completed and executed Election Form before 5 p.m., Eastern Time, on January 14, 2004. The
Election Form must be received by Jan Mcadams, Director, Global HR Integration, at Corporate Headquarters via (1) fax at (734) 207-6696, (2) mail service at
47603 Halyard, Plymouth, MI 48170, or (3) hand delivery. THIS IS A ONE-TIME
OFFER, AND THE COMPANY WILL STRICTLY ENFORCE THE CUT-OFF TIME FOR THE OFFER OF 5
P.M., EASTERN TIME, ON JANUARY 14, 2004.

ADDITIONAL TERMS OF THE OFFER

The Offer is subject to the following additional terms and conditions:

General

          o    You must continue to be an employee of the Company or one of its subsidiaries (an "Eligible Employee") as of January 15, 2004,
               which is the date the tendered options are to be cancelled (the
               "Cancellation Date").

          o    If you currently hold more than one option under the Plan, you must tender all of your options for exchange.

          o    All options tendered for exchange and accepted by Metaldyne for cancellation will be cancelled on the Cancellation Date. AFTER
               THE CANCELLATION DATE, YOU WILL HAVE NO FURTHER RIGHTS WITH
               RESPECT TO THE CANCELLED OPTIONS.

New Options

          o    If you tender options for exchange as required by the terms of this Offer, then, subject to the terms of this Offer, you will be granted New Options on the first business day that is six months and one day after the Cancellation Date (the "New Option Issue
               Date").

          o    In order to receive a New Option, you must continue to be an
               Eligible Employee as of the New Option Issue Date.

          o    The number of shares subject to each New Option will be equal to
               95% of the shares subject to the corresponding option tendered for cancellation.

          o    The New Options will have an exercise price per share equal to
               100% of the fair market value of the Company's common stock on the New Option Issue Date, as determined by the Compensation
               Committee of the Company's Board of Directors (the "Committee").

          o    The New Options will vest as follows: 40% of the shares subject to the option will vest immediately upon issuance and 30% of the shares subject to the option will vest annually thereafter.

          o    If a Change of Control (as defined in the Company's Form of Stock
               Option Agreement and Form of Restricted Stock Unit Award
               Agreement attached as Exhibit C) occurs prior to the New Option
               Issue Date, Program participants will not receive the New
               Options.

          o    Except as otherwise provided in this Offer Summary, each New
               Option will be subject to substantially the same terms as the corresponding cancelled option, and the terms and conditions of the Plan and the Company's Form of Stock Option Agreement.

RSUs

          o    If you tender options for exchange as required by the terms of this Offer, then, subject to the terms of this Offer, you will receive one RSU for each forty shares of common stock subject to the options you tender.

          o    The RSUs will be granted on the Cancellation Date.

          o    Each RSU will be subject to the terms and conditions set forth in the Form of Restricted Stock Unit Award Agreement.

          o    Each RSU will consist of: (1) the right to receive one share of common stock seven months after the Cancellation Date provided that the holder of

               the RSU continues to be an Eligible Employee on that date and, provided further, that the right to receive the common stock may be deferred indefinitely at the holder's option, and (2) the right to receive a Reload Option (as defined below) if a Change of Control occurs within six months after the Cancellation Date
               (a "Change of Control Trigger"), provided that the holder of the
               RSU continues to be an Eligible Employee on the date of the
               Change of Control Trigger.

          o    The Reload Options will be subject to the standard terms and conditions of the Plan and the Company's standard Form of Stock
               Option Agreement, except that each Reload Option will: (1) have an exercise price per share of $8.45; (2) be fully vested when issued; (3) have a term of 90 days, and (4) be a nonqualified stock option.

ENCLOSED MATERIALS

Enclosed with this Offer Summary, you will find copies of the following materials:

          o    Exhibit A - Prospectus relating to the Metaldyne Corporation 2001
               Long Term Equity Incentive Plan

          o    Exhibit B - Election Form

          o    Exhibit C - Form of Restricted Stock Unit Award Agreement

          o    Exhibit D - An Individual Illustration identifying the New
               Options and RSUs that you will receive if you elect to accept the
               Offer.

METALDYNE MAKES NO RECOMMENDATION REGARDING THE OFFER

Although our Board of Directors has approved the Offer, neither we nor our Board of Directors makes any recommendation as to whether you should tender or not tender your options. Furthermore, we have not authorized any person to make recommendations on our behalf. You must make your own decision whether or not to tender options. We strongly urge you to read the Enclosed Materials and consider the risks before making your decision. In addition, we recommend that you consult with your own tax advisor to determine the tax consequences of the Offer under the laws of the country in which you live and work.

QUESTIONS

If you have questions regarding the Offer, please contact Jan McAdams, Director,
Global HR Integration, at 734-207-6562.